Exhibit B

‘

Standard Form 28 - Affidavit of Individual Surety

a.Standard Form 1416 – Payment Bond for other than Construction Contracts

b.Standard Form 1418 – Performance Bond for other than Construction Contracts

AFFIDAVIT OF INDIVIDUAL SURETY

(See instructions on reverse)

OMB Control Number: 9000-0001
Expiration Date: 2/28/2021

Paperwork Reduction Act Statement - This information collection meets the requirements of 44 USC § 3507, as amended by section 2 of the Paperwork Reduction Act of 1995. You do not need to answer these questions unless we display a valid Office of Management and Budget (OMB) control number. The OMB control number for this collection is 9000-0001. We estimate that it will take 0.3 hours to read the instructions, gather the facts, and answer the questions. Send only comments relating to our time estimate, including suggestions for reducing this burden, or any other aspects of this collection of information to: General Services Administration, Regulatory Secretariat Division (M1V1CB), 1800 F Street, NW, Washington, DC 20405.

STATE OF
FLORIDA

COUNTY OF
MIAMI DADE

SS.

I, the undersigned, being duly sworn, depose and say that I am: (1) the surety to the attached bond(s); (2) a citizen of the United States; and of full age and legally competent. I also depose and say that, concerning any stocks or bonds included in the assets listed below, that there are no restrictions on the resale of these securities pursuant to the registration provisions of Section 5 of the Securities Act of 1933. I recognize that statements contained herein concern a matter within the jurisdiction of an agency of the United States and the making of a false, fictitious or fraudulent statement may render the maker subject to prosecution under Title 18, United States Code Sections 1001 and 494. This affidavit is made to induce the United States of America to accept me as surety on the attached bond.

1. NAME *(First, Middle, Last) (Type or Print)*
HAZINE CHERMON CHERY

2. HOME ADDRESS *(Number, Street, City, State, ZIP Code)*
132 NE 57 STREET
MIAMI, FL 33137

3. TYPE AND DURATION OF OCCUPATION
Lifetime; Instrumentality - U. S. Statutes At Large: Public Law 101-647—Nov. 29, 1990; 104 Stat – Page 4935 § 3002(15)(c)

4. NAME AND ADDRESS OF EMPLOYER *(If Self-employed, so State)*
United States - Federal Corporation; evidenced by United States Statutes At Large: PUBLIC LAW 101-647—NOV. 29, 1990; 104 STAT – Page 4935 § 3002 (15)(a). Address:1500 Pennsylvania Ave, NW Washington D.C. 20220

5. NAME AND ADDRESS OF INDIVIDUAL SURETY BROKER USED *(Number, Street, City, State, ZIP Code)*
United States Treasury- Attention: Alien Property Custodian
Department of the Treasury - Internal Revenue Service: Departemento De Hacienda Po Box 9024140 San Juan, Puerto Rico 00902-4140

6. TELEPHONE NUMBER
HOME -
BUSINESS -

7. THE FOLLOWING IS A TRUE REPRESENTATION OF THE ASSETS I HAVE PLEDGED TO THE UNITED STATES IN SUPPORT OF THE ATTACHED BOND:

(a) Real estate *(Include a legal description, street address and other identifying description; the market value; attach supporting certified documents including recorded lien; evidence of title and the current tax assessment of the property. For market value approach, also provide a current appraisal.)*

N/A

(b) Assets other than real estate *(describe the assets, the details of the escrow account, and attach certified evidence thereof).*

Please see the following attachment: U.S. Securities and Exchange Commission Attestation, Registration Form F-1, prospectus and Title of Securities Registered: HAZINE CHERMON CHERY (BC 109-1982-071805). Please review the following U.S. Statutes At Large regarding said Asset: Public Laws– ch. 646-June 25, 1948; 62 Stat. [H. R. 3214] [Public Law 773] – Page(s) 945, 946, 947 §§ 1732, 1733, 1739; Public Laws– ch. 645-June 25,1948; 80th Cong., 2d Sess. 62 Stat - Page 685;§ 7(8).

8. IDENTIFY ALL MORTGAGES, LIENS, JUDGEMENTS, OR ANY OTHER ENCUMBRANCES INVOLVING SUBJECT ASSETS INCLUDING REAL ESTATE TAXES DUE AND PAYABLE.

N/A

9. IDENTIFY ALL BONDS, INCLUDING BID GUARANTEES, FOR WHICH THE SUBJECT ASSETS HAVE BEEN PLEDGED WITHIN 3 YEARS PRIOR TO THE DATE OF EXECUTION OF THIS AFFIDAVIT.

N/A

DOCUMENTATION OF THE PLEDGED ASSET MUST BE ATTACHED.

10. SIGNATURE
Hazine Chermon Chery

11. BOND AND CONTRACT TO WHICH THIS AFFIDAVIT RELATES *(Where Appropriate)*
SEC Registration Form F-1, Prospectus; HAZINE CHERMON CHERY (BC 109-1982-071805); SF 1416 - Payment Bond for other than Construction Contracts; SF 1418 - Performance Bond for other than Construction Contracts

12. SUBSCRIBED AND SWORN TO BEFORE ME AS FOLLOWS:

a. DATE OATH ADMINISTERED			b. CITY AND STATE *(Or other jurisdiction)*
MONTH	DAY	YEAR	
06	23	2020	Miami, Florida

c. NAME AND TITLE OF OFFICIAL ADMINISTERING OATH *(Type or print)*	d. SIGNATURE	e. MY COMMISSION EXPIRES
WILFRED BARRY JR.	Wilfred Barry Jr.	3/25/2023

WILFRED BARRY, JR.
MY COMMISSION # GG 315721
EXPIRES: March 25, 2023
Bonded Thru Notary Public Underwriters
Official Seal

AUTHORIZED FOR LOCAL REPRODUCTION
Previous edition is NOT usable

STANDARD FORM 28 (REV. 6/2003)
Prescribed by GSA-FAR (48 CFR) 53.228(e)

INSTRUCTIONS

1. Individual sureties on bonds executed in connection with Government contracts must complete and submit this form with the bond. (See 48 CFR 28.203, 53.228(e).) The surety must have the completed form notarized.

2. No corporation, partnership, or other unincorporated association or firm, as such, is acceptable as an individual surety. Likewise, members of a partnership are not acceptable as sureties on bonds that a partnership or an association, or any co-partner or member thereof, is the principal obligor. However, stockholders of corporate principals are acceptable provided (a) their qualifications are independent of their stockholdings or financial interest therein, and (b) that the fact is expressed in the affidavit of justification. An individual surety will not include any financial interest in assets connected with the principal on the bond that this affidavit supports.

3. United States citizenship is a requirement for individual sureties for contracts and bonds when the contract is awarded in the United States. However, when the Contracting Officer is located in an outlying area or a foreign country, the individual surety is only required to be a permanent resident of the area or country in which the contracting officer is located.

4. All signatures of the affidavit submitted must be originals. Affidavits bearing reproduced signatures are not acceptable. An authorized person must sign the bond. Any person signing in a representative capacity (e.g., an attorney-in-fact) must furnish evidence of authority if that representative is not a member of a firm, partnership, or joint venture, or an officer of the corporation involved.

PAYMENT BOND FOR OTHER THAN CONSTRUCTION CONTRACTS *(See instructions on reverse)*	DATE BOND EXECUTED *(Must not be later than bid opening date)* 06/23/2020	**OMB Control Number: 9000-0045** **Expiration Date: 8/31/2022**

Paperwork Reduction Act Statement - This information collection meets the requirements of 44 USC § 3507, as amended by section 2 of the Paperwork Reduction Act of 1995. You do not need to answer these questions unless we display a valid Office of Management and Budget (OMB) control number. The OMB control number for this collection is 9000-0045. We estimate that it will take 1 hour to read the instructions, gather the facts, and answer the questions. Send only comments relating to our time estimate, including suggestions for reducing this burden, or any other aspects of this collection of information to: General Services Administration, Regulatory Secretariat Division (M1V1CB), 1800 F Street, NW, Washington, DC 20405.

PRINCIPAL *(Legal name and business address)*	TYPE OF ORGANIZATION *("X" one)*
ESTATE OF HAZINE C CHERY c/o ZIN TRUST 132 NE 57 STREET MIAMI, FL [33137]	[X] INDIVIDUAL [ ] PARTNERSHIP [ ] JOINT VENTURE [ ] CORPORATION STATE OF INCORPORATION N/A

SURETY(IES) *(Name(s) and business address(es)) (Include ZIP code)*

HAZINE CHERMON CHERY
132 NE 57 STREET
MIAMI, FL 33137

PENAL SUM OF BOND			
MILLION(S)	THOUSAND(S)	HUNDRED(S)	CENTS
8	0	0	0

CONTRACT DATE	CONTRACT NUMBER
06/23/2020	109-1982-071805

We, the Principal and Surety(ies), are firmly bound to the United States of America (hereinafter called the Government) in the above penal sum. For payment of the penal sum, we bind ourselves, our heirs, executors, administrators, and successors, jointly and severally. However, where the Sureties are corporations acting as co-sureties, we, the Sureties, bind ourselves in such sum "jointly and severally" as well as "severally" only for the purpose of allowing a joint action or actions against any or all of us. For all other purposes, each Surety binds itself, jointly and severally with the Principal, for the payment of the sum shown opposite the name of the Surety. If no limit of liability is indicated, the limit of liability is the full amount of the penal sum.

CONDITIONS:

The Principal has entered into the contract identified above.

THEREFORE:

(a) The above obligation is void if the Principal promptly makes payment to all persons (claimants) having a contract relationship with the Principal or a subcontractor of the Principal for furnishing labor, material or both in the prosecution of the work provided for in the contract identified above and any duly authorized modifications thereof. Notice of those modifications to the Surety(ies) are waived.

(b) The above obligation shall remain in full force if the Principal does not promptly make payments to all persons (claimants) having a contract relationship with the principal or a subcontractor of the Principal for furnishing labor, material or both in the prosecution of the contract identified above. In these cases, persons not paid in full before the expiration of ninety (90) days after the date of which the last labor was performed or material furnishing, have a direct right of action against the principal and Surety(ies) on this bond for the sum or sums justly due. The claimant, however, may not bring a suit or any action -

(1) Unless claimant, other than one having a direct contract with the Principal, had given written notice to the Principal within ninety (90) days after the claimant did or performed the last of the work or labor, or furnished or supplied the last of the materials for which the claim is made. The notice is to state with substantial accuracy the amount claimed and the name of the party to whom the materials were furnished or supplied, or for whom the work or labor was done or performed. Such notice shall be served by mailing the same registered or certified mail, postage prepaid, in an envelope addressed to the Principal at any place where an office is regularly maintained for the transaction of business, or served in any manner in which legal process is served in the state in which the contract is being performed, save that such service need not be made by a public officer.

(2) After the expiration one (1) year following the date on which claimant did or performed the last of the work or labor, or furnished or supplied the last of the materials for which the suit is brought.

(3) Other than in the United States District court for the district in which the contract, or any part thereof, was performed and executed, and not elsewhere.

WITNESS:

The principal and Surety(ies) executed this bid bond and affixed their seals on the above date.

PRINCIPAL

SIGNATURE(S)	1. [signature] *(Seal)*	2. *(Seal)*	3. *(Seal)*	*Corporate Seal*
NAME(S) & TITLE(S) *(Typed)*	1. Chery, Hazine-Chermon Private Treasury CID Officer	2.	3.	

INDIVIDUAL SURETY(IES)

SIGNATURE(S)	1. HAZINE CHERMON CHERY C.A.F.# 0312-5827TR *(Seal)*	2. *(Seal)*
NAME(S) & TITLE(S) *(Typed)*	1. HAZINE CHERMON CHERY SURETY	2.

CORPORATE SURETY(IES)

SURETY A	NAME & ADDRESS		STATE OF INCORPORATION	LIABILITY LIMIT $	*Corporate Seal*
	SIGNATURE(S)	1.	2.		
	NAME(S) & TITLE(S) *(Typed)*	1.	2.		
SURETY B	NAME & ADDRESS		STATE OF INCORPORATION	LIABILITY LIMIT $	*Corporate Seal*
	SIGNATURE(S)	1.	2.		
	NAME(S) & TITLE(S) *(Typed)*	1.	2.		

INSTRUCTIONS

1. This form is authorized for use when payment bonds are required under FAR (48 CFR) 28.103-3, i.e., payment bonds for other than construction contracts. Any deviation from this form will require the written approval of the Administrator of General Services.

2. Insert the full legal name and business address of the Principal in the space designated "Principal" on the face of the form. An authorized person shall sign the bond. Any person signing in a representative capacity (e.g., an attorney-in-fact) must furnish evidence of authority if that representative is not a member of the firm, partnership, or joint venture, or an officer of the corporation involved.

3. (a) Corporations executing the bond as sureties must appear on the Department of the Treasury's list of approved sureties and must act within the limitation listed therein. Where more than one corporate surety is involved, their names and addresses shall appear in the spaces (Surety A, Surety B, etc.) headed "CORPORATE SURETY(IES)." In the space designated "SURETY(IES)" on the face of the form, insert only the letter identification of the sureties.

(b) Where individual Sureties are involved, a completed Affidavit of Individual Surety (Standard Form 28) for each individual surety, shall accompany the bond. The Government may require the surety to furnish additional substantiating information concerning its financial capability.

4. Corporations executing the bond shall affix their corporate seals. Individuals shall execute the bond opposite the word "Corporate Seal"; and shall affix an adhesive seal if executed in Maine, New Hampshire, or any other jurisdiction requiring adhesive seals.

5. Type the name and title of each person signing this bond in the space provided.

PERFORMANCE BOND FOR OTHER THAN CONSTRUCTION CONTRACTS *(See instructions on reverse)*	DATE BOND EXECUTED *(Must be same or later than date of contract)* 06/23/2020	**OMB Control Number: 9000-0045** **Expiration Date: 8/31/2022**

Paperwork Reduction Act Statement - This information collection meets the requirements of 44 USC § 3507, as amended by section 2 of the Paperwork Reduction Act of 1995. You do not need to answer these questions unless we display a valid Office of Management and Budget (OMB) control number. The OMB control number for this collection is 9000-0045. We estimate that it will take 1 hour to read the instructions, gather the facts, and answer the questions. Send only comments relating to our time estimate, including suggestions for reducing this burden, or any other aspects of this collection of information to: U.S. General Services Administration, Regulatory Secretariat Division (M1V1CB), 1800 F Street, NW, Washington, DC 20405.

PRINCIPAL *(Legal name and business address)*	TYPE OF ORGANIZATION *("X" one)*
ESTATE OF HAZINE C CHERY c/o ZIN TRUST 132 NE 57 STREET MIAMI, FL [33137]	[X] INDIVIDUAL [ ] PARTNERSHIP [ ] JOINT VENTURE [ ] CORPORATION STATE OF INCORPORATION N/A

SURETY(IES) *(Name(s) and business address(es))*	PENAL SUM OF BOND			
HAZINE CHERMON CHERY 132 NE 57 STREET MIAMI, FL 33137	MILLION(S) 8	THOUSAND(S) 0	HUNDRED(S) 0	CENTS 0
	CONTRACT DATE 06/23/2020		CONTRACT NUMBER 109-1982-071805	
	OPTION DATE N/A		OPTION NUMBER N/A	

OBLIGATION:

We, the Principal and Surety(ies), are firmly bound to the United States of America (hereinafter called the Government) in the above penal sum. For payment of the penal sum, we bind ourselves, our heirs, executors, administrators, and successors, jointly and severally. However, where the Sureties are corporations acting as co-sureties, we, the Sureties, bind ourselves in such sum "jointly and severally" as well as "severally" only for the purpose of allowing a joint action or actions against any or all of us. For all other purposes, each Surety binds itself, jointly and severally with the Principal, for the payment of the sum shown opposite the name of the Surety. If no limit of liability is indicated, the limit of liability is the full amount of the penal sum.

CONDITIONS:

The principal has entered into the contract identified above.

THEREFORE:

The above obligation is void if the Principal: (1) Performs and fulfills all the undertakings, covenants, terms, conditions, and agreements of the contract during either the base term or an optional term of the contract and any extensions thereof that are granted by the Government, with or without notice to the Surety(ies), and during the life of any guaranty required under the contract, and (2) performs and fulfills all the undertakings, covenants, terms, conditions, and agreements of any and all duly authorized modifications of the contract that hereafter are made. Notice of those modifications to the Surety(ies) is waived.

The guaranty for a base term covers the initial period of performance of the contract and any extensions thereof excluding any options. The guaranty for an option term covers the period of performance for the option being exercised and any extensions thereof.

The failure of a surety to renew a bond for any option term shall not result in a default of any bond previously furnished covering any base or option term.

WITNESS:

The principal and Surety(ies) executed this performance bond and affixed their seals on the above date.

PRINCIPAL

SIGNATURE(S)	1. [signature] *(Seal)*	2. *(Seal)*	Corporate Seal
NAME(S) & TITLE(S) *(Typed)*	1. Chery, Hazine-Chermon Private Treasury CID Officer	2.	

INDIVIDUAL SURETY(IES)

SIGNATURE(S)	HAZINE CHERMON CHERY C.A.F.# 0312-58277K *(Seal)*	2. *(Seal)*
NAME(S) *(Typed)*	1. HAZINE CHERMON CHERY	2.

CORPORATE SURETY(IES)

SURETY A	NAME & ADDRESS		STATE OF INCORPORATION	LIABILITY LIMIT $	Corporate Seal
	SIGNATURE(S)	1.	2.		
	NAME(S) & TITLE(S) *(Typed)*	1.	2.		

AUTHORIZED FOR LOCAL REPRODUCTION
Previous edition is NOT usable

STANDARD FORM 1418 (REV. 2/1999)
Prescribed by GSA-FAR (48 CFR) 53.228(b)

SURETY B	NAME & ADDRESS		STATE OF INCORPORATION	LIABILITY LIMIT $	Corporate Seal
	SIGNATURE(S)	1.	2.		
	NAME(S) & TITLE(S) *(Typed)*	1.	2.		
SURETY C	NAME & ADDRESS		STATE OF INCORPORATION	LIABILITY LIMIT $	Corporate Seal
	SIGNATURE(S)	1.	2.		
	NAME(S) & TITLE(S) *(Typed)*	1.	2.		
SURETY D	NAME & ADDRESS		STATE OF INCORPORATION	LIABILITY LIMIT $	Corporate Seal
	SIGNATURE(S)	1.	2.		
	NAME(S) & TITLE(S) *(Typed)*	1.	2.		
SURETY E	NAME & ADDRESS		STATE OF INCORPORATION	LIABILITY LIMIT $	Corporate Seal
	SIGNATURE(S)	1.	2.		
	NAME(S) & TITLE(S) *(Typed)*	1.	2.		
SURETY F	NAME & ADDRESS		STATE OF INCORPORATION	LIABILITY LIMIT $	Corporate Seal
	SIGNATURE(S)	1.	2.		
	NAME(S) & TITLE(S) *(Typed)*	1.	2.		
SURETY G	NAME & ADDRESS		STATE OF INCORPORATION	LIABILITY LIMIT $	Corporate Seal
	SIGNATURE(S)	1.	2.		
	NAME(S) & TITLE(S) *(Typed)*	1.	2.		

BOND PREMIUM ▶	RATE PER THOUSAND ($)	TOTAL ($)

INSTRUCTIONS

1. This form is authorized for use in connection with Government contracts. Any deviation from this form will require the written approval of the Administrator of General Services.

2. Insert the full legal name and business address of the Principal in the space designated "Principal" on the face of the form. An authorized person shall sign the bond. Any person signing in a representative capacity (e.g., an attorney-in-fact) must furnish evidence of authority if that representative is not a member of the firm, partnership, or joint venture, or an officer of the corporation involved.

3. (a) Corporations executing the bond as sureties must appear on the Department of the Treasury's list of approved sureties and must act within the limitation listed therein. Where more than one corporate surety is involved, their names and addresses shall appear in the spaces (Surety A, Surety B, etc.) headed "CORPORATE SURETY(IES)." In the space designated "SURETY(IES)" on the face of the form, insert only the letter identification of the sureties.

(b) Where individual sureties are involved, a completed Affidavit of Individual Surety (Standard Form 28) for each individual surety, shall accompany the bond. The Government may require the surety to furnish additional substantiating information concerning their financial capability.

4. Corporations executing the bond shall affix their corporate seals. Individuals shall execute the bond opposite the word "Corporate Seal", and shall affix an adhesive seal if executed in Maine, New Hampshire, or any other jurisdiction requiring adhesive seals.

5. Type the name and title of each person signing this bond in the space provided.

6. Unless otherwise specified, the bond shall be submitted to the contracting office that awarded the contract.